SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 11, 2003

Approved Financial Corp.

Exact name of registrant as specified in its charter

Virginia	000-23775	52-0792752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1716 Corporate Landing Parkway Virginia Beach, Virginia	23454
Address of principal executive offices	Zip Code

Registrant’s telephone number, including area code (757) 430-1400

Not Applicable

(Former name or former address, if changed since last report.)

Item 5.     Other Events and Required FD Disclosure

Approved Financial Corp. (the “Company”), a Virginia corporation and thrift holding company held its Annual Shareholder Meeting on December 11, 2003, whereby the common stockholders approved and adopted the Agreement and Plan of Merger dated September 30, 2003 (the “Merger Agreement”) by and among the Company, the Bank, Approved Acquisition Corp. (“AAC”) and Michigan Fidelity Acceptance Corp., d/b/a Franklin Financial Group (“FFG”), a Michigan corporation. Details of the Merger Agreement can be reviewed in the Proxy Statement as filed on November 10, 2003 and mailed to stockholders. Consummation of the Merger Agreement remains subject to approval by the Office of Thrift Supervision and the other conditions as set forth in the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

APPROVED FINANCIAL CORP.

December 12, 2003	By:	/s/ ALLEN D. WYKLE

Allen D. Wykle, President and CEO